UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 21, 2022

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2022 (the “Sixth Amendment Effective Date”), Blue Bird Corporation (the “Company”) entered into the Sixth Amendment to Credit Agreement (the “Sixth Amendment”), by and among the Company and certain of its subsidiaries, including Blue Bird Body Company (the “Borrower”), and Bank of Montreal, as Administrative Agent, and certain other financial institutions from time to time party thereto (collectively, the “Lenders”).

The Sixth Amendment amended the Credit Agreement, dated as of December 12, 2016 (“Credit Agreement,” as amended on September 13, 2018 (“First Amendment”), May 7, 2020 (“Second Amendment”), December 4, 2020 (“Third Amendment”), November 24, 2021 (“Fourth Amendment”), September 2, 2022 (“Fifth Amendment”), and as further amended by the Sixth Amendment, collectively the “Amended Credit Agreement”).

The Sixth Amendment extends the maturity date for both the revolving facility and the term facility under the Amended Credit Agreement from September 13, 2023 to December 31, 2024. The total revolving facility commitment under the Amended Credit Agreement is amended to $90.0 million. Of this total, only $80.0 million is available for the Borrower to draw, with the remaining $10.0 million subject to written approval from Required Lenders (as defined in the Amended Credit Agreement), which, once obtained, will be irrevocable. There was no change in the term facility commitment; however, the Amended Credit Agreement requires $4.95 million principal repayments on a quarterly basis through September 30, 2024, with the remaining balance due upon maturity. There were $151.6 million of borrowings outstanding under the term facility on the Sixth Amendment Effective Date.

The pricing grid in the Amended Credit Agreement, which is applicable to revolving and term facility borrowings and is based on the ratio of the Company’s consolidated net debt to consolidated EBITDA, is amended to (i) add a new pricing level applicable when such ratio is greater than or equal to 4.00x and less than 4.50x at the Secured Overnight Financing Rate (as administered by the Federal Reserve Bank of New York) (“SOFR”) plus 3.75%, (ii) increase the pricing margin applicable when such ratio is greater than or equal to 4.50x and less than 5.00x by 0.50% to SOFR plus 4.75% and (iii) increase the pricing margin applicable when such ratio is greater than or equal to 5.00x by 0.50% to SOFR plus 5.75%. Further, the above pricing margins will each be increased (x) by 0.25% if the aggregate revolving facility borrowings are equal to or greater than $50.0 million and less than or equal to $80.0 million and (y) by 0.50% if the aggregate revolving facility borrowings are greater than $80.0 million. On the Sixth Amendment Effective Date, the pricing margin was SOFR plus 5.75% until the first adjustment date (upon which the margin may be adjusted in accordance with the pricing grid in the Amended Credit Agreement) to occur upon the delivery of the Company’s financial package for the fiscal quarter ending December 31, 2022.

Under the Amended Credit Agreement, the Limited Availability Period (as defined therein) will terminate upon the date on which the ratio of the Company’s consolidated net debt to consolidated EBITDA for the two fiscal quarters most recently ended is each less than 4.00x and no default or event of default has occurred and is continuing. The Limited Available Period can re-occur upon a default or event of default or if the ratio of the Company’s consolidated net debt to consolidated EBITDA for the immediately preceding fiscal quarter is equal to or greater than 4.00x.

The Company is required to comply with a maximum total net leverage ratio as follows: starting with fiscal quarter ending December 30, 2023, through the fiscal quarter ending March 30, 2024, the Company may not have a total net leverage ratio above 4.00x and starting with fiscal quarter ending June 29, 2024 and subsequently, the Company may not have a total net leverage ratio above 3.50x. The Amended Credit Agreement also requires the Company to continue to comply with certain other financial covenants, including minimum consolidated EBITDA, liquidity and booked units covenants, each of which is applicable during the Limited Availability Period and updated by the Sixth Amendment.

The new minimum consolidated EBITDA covenants reflect our expected improved financial performance during 2023 with covenant amounts set at annualized run-rates of $50.0 million for the second and third quarters of fiscal 2023 and increasing to $60.0 million for the second through fourth quarters of fiscal 2023.

The Company must maintain minimum liquidity (in the form of undrawn availability under the revolving facility plus unrestricted cash and cash equivalents) of $30.0 million from the Sixth Amendment Effective Date through December 30, 2023.

Additionally, during each fiscal month through April 1, 2023, the school bus units manufactured by the Company may not fall below certain pre-set minimum thresholds set forth in Amended Credit Agreement. However, this covenant is required only if the Company’s liquidity for the most-recently ending fiscal month is below $50.0 million.

The Company is required under the Amended Credit Agreement to deliver to the Administrative Agent, on a quarterly basis, a projected consolidated balance sheet and consolidated statements of projected operations and cash flows for the next four fiscal quarter period.

The Sixth Amendment also permanently waives the $20.0 million trailing twelve-month minimum consolidated EBITDA covenant for the fiscal quarter ending October 1, 2022 and the 2,306 minimum units manufactured covenant for the trailing three-month period ending October 1, 2022, each as required under the Credit Agreement prior to the Sixth Amendment Effective Date.

The foregoing description of the Sixth Amendment is a summary and is qualified in its entirety by reference to a copy of the Sixth Amendment, which is filed as an exhibit to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

On November 28, 2022, the Company issued a press release announcing the Sixth Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. to Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

10.1    Sixth Amendment to Credit Agreement, dated as of November 21, 2022, by and among the Company, School Bus Holdings, Inc. and certain of its subsidiaries, including Blue Bird Body Company as the borrower, Bank of Montreal, as Administrative Agent and certain other financial institutions party thereto.

99.1    Press Release of the Company, dated November 28, 2022.
104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted M. Scartz
Name:	Ted M. Scartz
Title:	Senior Vice President and General Counsel
Dated: November 28, 2022